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                                 CERIDIAN CORPORATION
                      1996 DIRECTOR PERFORMANCE INCENTIVE PLAN
                       (As amended through December 15, 1997)


1.   PURPOSE OF PLAN.

     The purpose of the Ceridian Corporation 1996 Director Performance Incentive Plan (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors, to increase the proprietary interests of such non-employee directors in the Company's long-term success and their identification with the interests of the Company's stockholders, and to serve as the source of transitional awards of Common Stock (as defined below) in connection with the termination of the Company's Directors Deferred Compensation Plan (the "Directors' Retirement Plan"), a retirement plan for non-employee directors.

2.   DEFINITIONS.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "AWARD" means an Option, Restricted Stock Award or Share Award granted to an Eligible Director pursuant to the Plan.

     2.2  "BOARD" means the Board of Directors of the Company.

     2.3 "BROKER EXERCISE NOTICE" means a written notice pursuant to which an Eligible Director, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

     2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

     2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.6 "COMMON STOCK" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.7 "DISABILITY" means the disability of an Eligible Director such as would entitle the Eligible Director to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is applicable to the Eligible Director, the permanent and total disability of the Eligible Director within the meaning of Section 22(e)(3) of the Code.

     2.8 "ELIGIBLE DIRECTORS" means all directors of the Company who are not employees of the Company or any subsidiary of the Company.

     2.9  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

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     2.11 "OPTION" means a right to purchase 2,000 shares of Common Stock
(subject to adjustment as provided in Section 4.3 of the Plan) granted to an Eligible Director pursuant to Section 6 of the Plan that does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code. [Section 2.11 as amended effective October 23, 1997.]

     2.12 "RESTRICTED SHARES" means shares of Common Stock that are the subject of a Restricted Stock Award, and therefore subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of Sections 5 and 8 of the Plan.

     2.13 "RESTRICTED STOCK AWARD" means an award of Restricted Shares to an Eligible Director pursuant to Section 5 of the Plan.

     2.14 "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.15 "SHARE AWARD" means an award of shares of Common Stock granted to an Eligible Director pursuant to Section 7 of the Plan.

3.   PLAN ADMINISTRATION.

     The Plan will be administered by the Nominating and Board Governance Committee of the Board, or any successor committee thereto (the "Committee"). All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Awards, or the timing, pricing or other terms and conditions of the Awards.

4.   SHARES AVAILABLE FOR ISSUANCE.

     4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 125,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

     4.2 ACCOUNTING FOR AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Award that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

     4.3 ADJUSTMENTS TO SHARES AND AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.


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5.   RESTRICTED STOCK AWARDS.

     5.1 GRANTS TO NEW DIRECTORS. At such time on or after the effective date of this Plan as additional Eligible Directors are first elected or appointed to the Board to fill new directorships or to fill vacancies, each such Eligible Director will receive, on a one-time basis on the date of his or her first election or appointment to the Board, a Restricted Stock Award. The number of Restricted Shares to be awarded to each such Eligible Director pursuant to such Restricted Stock Award shall be determined by first multiplying the dollar value of the then current annual retainer paid to Eligible Directors by 2.5, then dividing that result by the average closing price of a share of Common Stock on the New York Stock Exchange for the ten trading days immediately prior to the date of such Eligible Director's first election or appointment to the Board, and then rounding the result to the nearest 100 shares. [Section 5.1 as amended effective December 15, 1997.]

     5.2 TRANSITIONAL GRANTS TO EXISTING DIRECTORS. A Restricted Stock Award will be granted, on a one-time basis as of the date the Plan is approved by the Company's stockholders, to each Eligible Director as of such date who has not yet completed 48 calendar quarters of service on the Board and who has consented to the termination of the Directors' Retirement Plan. The number of Restricted Shares to be awarded to each such Eligible Director pursuant to such Restricted Stock Award shall be determined by multiplying the number of Restricted Shares that would be awarded pursuant to Section 5.1 to a new director who was first elected to the Board on May 8, 1996 by a fraction, the denominator of which is 48 and the numerator of which is the number of whole and partial calendar quarters from July 1, 1996 through the earlier of (i) the twelfth anniversary of such director's initial election or appointment to the Board, or (ii) the date of the first annual meeting of the Company's stockholders occurring after the director reaches the age of 70.

     5.3 RESTRICTIONS. Restricted Shares issued to an Eligible Director may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until such time and only to the extent that such restrictions on transferability have lapsed as provided in this Section 5.3 or in Section 8. For purposes of this Plan, the lapsing of such transferability restrictions is referred to as "vesting," and Restricted Shares that are no longer subject to such transferability restrictions are referred to as "vested." Except as provided in Section 8, Restricted Shares will vest during the period of an Eligible Director's service on the Board as follows:

          (a) With respect to a Restricted Stock Award made pursuant to Section 5.1, 20% of the total number of Restricted Shares subject to such Award will vest on each of the first five anniversary dates of the date such Restricted Stock Award was first granted.

          (b) With respect to a Restricted Stock Award made pursuant to Section 5.2, a fraction of the total number of Restricted Shares subject to such Award will vest on each anniversary date of the date such Restricted Stock Award was first granted, the numerator of such fraction being 4 and the denominator being the number of whole and partial calendar quarters from July 1, 1996 through the earliest of (i) the twelfth anniversary of such director's initial election or appointment to the Board, (ii) the date of the first annual meeting of the Company's stockholders occurring after the director reaches the age of 70, or
(iii) June 30, 2001.

     5.4 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to Restricted Shares will be currently paid to the Eligible Director and will not be subject to the same restrictions as the Restricted Shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.


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     5.5  RIGHTS AS A STOCKHOLDER.  Except as provided in this Section 5 and in
Section 8, an Eligible Director will have all voting, dividend and other rights with respect to Restricted Shares issued to the Eligible Director upon the Eligible Director becoming the holder of record of such Restricted Shares as if such Eligible Director were a holder of record of shares of unrestricted Common Stock.

     5.6 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 5, the Committee will place a legend on the stock certificates referring to such restrictions and will require Eligible Directors, until the Restricted Shares vest, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers if required, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

6.   OPTIONS.

     6.1 GRANT. Each Eligible Director will be granted on an annual basis, at such time as the Eligible Director is elected or re-elected to the Board by the stockholders of the Company, an Option. Such Option will be granted only upon such election or re-election of the Eligible Director, and no Option will be granted if the Eligible Director is not so elected or re-elected.

     6.2 EXERCISE PRICE. The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order), or such payment may be made, in whole or in part, by tender of a Broker Exercise Notice.

     6.3 EXERCISABILITY AND DURATION. Other than as provided in Section 8 of the Plan, each Option will become exercisable in full six months following its date of grant and will expire and will no longer be exercisable 10 years from its date of grant.

     6.4 MANNER OF EXERCISE. An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Bloomington, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.2 of the Plan.

     6.5 RIGHTS AS A STOCKHOLDER. As a holder of Options, an Eligible Director will have no rights as a stockholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

7.   SHARE AWARDS.

     Share Awards pursuant to the Plan will take the form of either Retirement Plan Share Awards pursuant to Section 7.1 hereof, or Retainer Share Awards pursuant to Section 7.2 hereof.

     7.1 IN LIEU OF DIRECTORS' RETIREMENT PLAN BENEFITS. A Retirement Plan Share Award will be granted, on a one-time basis as of the date the Plan is approved by the Company's stockholders, to each Eligible Director as of such date who has consented to the termination of the Directors' Retirement Plan and agreed to relinquish his or her accrued benefits thereunder. The number of shares of Common Stock to be awarded to each such Eligible Director pursuant to such a Retirement Plan Share Award shall be determined by dividing the present value, using an 8% discount rate, of such Eligible Director's accrued benefits (without regard to the satisfaction of the length of service eligibility requirement in Article III of the Directors' Retirement Plan) under the Directors' Retirement Plan


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(assuming commencement of such benefits immediately upon termination of the
Directors' Retirement Plan) by the average closing price of a share of Common Stock on the New York Stock Exchange for the ten trading days immediately prior to May 8, 1996, rounded to the nearest whole share. Shares subject to a Retirement Plan Share Award made pursuant to this Section 7.1 will not be subject to any contractual restrictions on transferability or to any contractual risk of forfeiture.

     7.2  AS PAYMENT OF A PORTION OF ANNUAL RETAINER.

          (a) A Retainer Share Award will be granted annually as of the first trading day of each calendar year, commencing January 2, 1997, to each Eligible Director as of such date. The number of shares of Common Stock to be awarded to each Eligible Director pursuant to a Retainer Share Award shall be determined by dividing one-half of the dollar amount of the annual retainer (not to include any supplemental annual retainer payments payable to chairpersons of Board committees or for other purposes) to be paid to each Eligible Director for service as a member of the Board for the calendar year during which such award occurs (the "Issuance Year") by the average closing price of a share of Common Stock on the New York Stock Exchange for the last ten trading days of the immediately preceding calendar year, rounded to the nearest whole share. The issuance of such a Retainer Share Award shall be in lieu of payment of that half of the annual retainer in cash.

          (b) Shares subject to a Retainer Share Award may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until such time as the Eligible Director's service as a director of the Company ceases. In addition, a portion of the shares subject to an Eligible Director's most recent Retainer Share Award shall be forfeited if the Eligible Director's service as a director of the Company ceases for any reason prior to December 31 of the Issuance Year. The portion of the shares subject to a Retainer Share Award that shall be forfeited pursuant to this paragraph 7.2(b) shall be determined by multiplying the number of shares subject to such Retainer Share Award by a fraction, the numerator of which is the number of days remaining in the Issuance Year after the date of such Eligible Director's cessation of service as a director and the denominator of which is 365, rounded down to the nearest whole share.

          (c) Except as otherwise provided in this Section 7.2, an Eligible Director will have all voting, dividend, distribution and other rights with respect to shares subject to a Retainer Share Award upon the Eligible Director becoming the holder of record of such shares as if such Eligible Director were a holder of record of shares of unrestricted Common Stock.

          (d) To enforce the restrictions referred to in this Section 7.2, ownership of shares subject to a Retainer Share Award will be evidenced in a certificateless book-entry stock account in the name of each Eligible Director with the Company's transfer agent for its Common Stock. A certificate for the number of shares in such a book-entry account that are not subject to forfeiture pursuant to paragraph 7.2(b) hereof will be issued to the applicable Eligible Director when such director's term of service on the Company's Board ceases. [Section 7 as amended effective December 31, 1996.]

8.   EFFECT OF TERMINATION OF SERVICE AS DIRECTOR.

     8.1 TERMINATION DUE TO DEATH OR DISABILITY. If an Eligible Director's service as a director of the Company is terminated by reason of death or Disability, all outstanding Options then held by the Eligible Director will become immediately exercisable in full and will remain exercisable for the remainder of their terms, and all Restricted Shares then held by such Eligible Director shall immediately and fully vest.

     8.2 VOLUNTARY TERMINATION. If an Eligible Director voluntarily resigns from the Board (which does not include the submission of an offer not to stand for re-election as a director in accordance with Company policies), the Eligible Director shall forfeit all Restricted Shares not yet vested, and outstanding Options then held by the Eligible Director will remain exercisable for a


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period of three months after such termination (but in no event after the expiration date of any such Option) only to the extent they were exercisable as of such termination.

     8.3 TERMINATION FOR OTHER REASONS. If an Eligible Director's service as a director of the Company terminates for any reason other than those specified in Sections 8.1 and 8.2, the portion of such Eligible Director's Restricted Shares that were scheduled to vest on the next vesting date following the date of such termination shall immediately vest, but all remaining unvested Restricted Shares shall be forfeited, and outstanding Options then held by the Eligible Director will remain exercisable until the expiration date of each such Option only to the extent such Options were exercisable as of such termination.

     8.4 DATE OF TERMINATION OF SERVICE AS A DIRECTOR. An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

9.   RIGHTS OF ELIGIBLE DIRECTORS; TRANSFERABILITY OF INTERESTS.

     9.1 SERVICE AS A DIRECTOR. Nothing in the Plan will interfere with or limit in any way the right of the Board or the stockholders of the Company to terminate an Eligible Director, and neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the stockholders of the Company will retain an Eligible Director for any period of time or at any particular rate of compensation.

     9.2 RESTRICTIONS ON TRANSFER OF INTERESTS. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Award prior to the exercise of Options or the vesting of Restricted Shares will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, by operation of law or otherwise. An Eligible Director will, however, be entitled to designate a beneficiary to receive an Award upon such Eligible Director's death, and in the event of an Eligible Director's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 6 of the Plan) may be made by, the Eligible Director's legal representatives, heirs and legatees.

     9.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements for non-employee directors as the Board may deem necessary or desirable.

10.  SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11.  PLAN AMENDMENT, MODIFICATION AND TERMINATION.


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     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or the rules of the New York Stock Exchange, and (b) to the extent prohibited by Rule 16b-3 of the Exchange Act, the Plan may not be amended more than once every six months. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 of the Plan.

12.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan will be effective as of May 8, 1996, the date it is to be approved by the Company's stockholders. The Plan will terminate at midnight on May 31, 2001, and may be terminated prior thereto by Board action, and no Award will be granted after such termination. Awards outstanding upon termination of the Plan may continue to be exercised or to vest in accordance with their terms.

13.  MISCELLANEOUS.

     13.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

     13.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.


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